For Immediate Release

Ameritrans Capital Corporation

For more information Contact:

Michael Feinsod

(212) 355-2449

Ameritrans Capital Corporation Reports Second Quarter Fiscal 2009 Results

New York, NY, February 17, 2009 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today reported financial results for the quarter ended December 31, 2008.

Highlights for Second Quarter Fiscal 2009:

 * Total investment income for the three months ended December 31, 2008 of $970,744.

 * Net asset value per common share of $4.51 as of December 31, 2008 compared to $5.06 as of June 30, 2008.

 * At December 31, 2008, investment assets totaled $29.4 million as compared to $59.6 million at June 30, 2008.

Portfolio Activity

“During the second quarter, we successfully closed on the sale of substantially all of our taxicab medallion loan portfolio.  Following the sale, Ameritrans paid down substantially all of its outstanding bank debt.  Ameritrans is now positioned to continue the expansion of our corporate loan strategy.  In addition, during the second quarter, the Company continued to actively work with existing commercial borrowers to manage their businesses during these difficult financial times” said Michael Feinsod, President and Chief Executive Officer.  “During the quarter we spent a significant amount of time working on the closing of our taxicab medallion portfolio sale. We also successfully liquidated part of our life insurance settlement portfolio.”

Operating Results

The Company's investment income for the three months ended December 31, 2008 decreased $626,975 or 39% to $970,744 as compared to the three months ended December 31, 2007.  The decrease in investment income between the periods can be attributed primarily to the decrease in average assets outstanding during the quarter due to the sale of substantially all of the taxicab loan medallion portfolio.  This was partially offset by a decrease in interest expense.  During the quarter, the Company experienced certain non-recurring charges related to the restructuring of employment agreements and professional fees related to the closing of the taxicab medallion transaction and other corporate matters. During the same period, the Company also wrote-down the value of its equity interest in Western Pottery LLC, exiting the last material equity investment in the Elk portfolio.

Michael Feinsod further commented, “During the quarter, we continued to transition the Company from its historical taxicab medallion business to the corporate loan market.  We successfully closed the sale of substantially all of the medallion portfolio on October 29, 2008, at par, paid down our bank indebtedness and began the restructuring of our infrastructure.  We are continuing to focus on prudent cost management and greater employee productivity as the Company moves away from the medallion loan business.”

Mr. Feinsod continued, “We continue to actively pursue new investments for our corporate loan portfolio. We are also actively investigating methods to finance this line of business.  In December, the Company applied to the Small Business Administration for loans in the aggregate amount of $15,000,000.  There can be no assurances that such additional financing will be available on acceptable terms to the Company or at all.  This would be in addition to the $12,000,000 in SBA debentures the Company currently has outstanding.  Due to their leveraged capital structures, we have found that many middle-market companies meet the requirements for SBIC investment. We believe that we can continue to build a portfolio of primarily senior corporate loans that will allow us to capitalize on Ameritrans' unique corporate structure. We will continue to focus on less volatile, lower risk senior loans as opposed to second-lien and mezzanine investments, which we believe will provide the foundation for steady returns to the Company and its shareholders.”

ABOUT AMERITRANS CAPITAL CORPORATION

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of secured business loans and selected equity investments. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC).  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ameritrans Capital undertakes no duty to update any forward-looking statements made herein.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31, 2008	June 30, 2008
	(unaudited)
Assets

Investments at fair value (cost of $30,493,042 and $60,431,182, respectively):
Non-controlled/non-affiliated investments	$ 28,276,113	$ 56,782,716
Non-controlled affiliated investments	487,076	1,424,264
Controlled affiliated investments	647,730	1,391,307

Total investments at fair value	29,410,919	59,598,287

Cash and cash equivalents	1,284,839	665,893
Accrued interest receivable	597,046	602,956
Assets acquired in satisfaction of loans	38,250	38,250
Furniture, equipment and leasehold improvements, net	142,645	156,125
Deferred loan costs, net	166,316	186,760
Prepaid expenses and other assets	518,751	733,197

Total assets	$ 32,158,766	$ 61,981,468

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2008	June 30, 2008
Liabilities and Stockholders’ Equity	(unaudited)

Liabilities:
Debentures payable to SBA	$ 12,000,000	$ 12,000,000
Notes payable, banks	600,000	28,095,697
Note payable – related party	-	100,000
Accrued expenses and other liabilities	361,547	640,576
Accrued interest payable	212,036	262,528
Dividends payable	84,375	84,375

Total liabilities	13,257,958	41,183,176

Commitments and contingencies (Notes 2, 3, 4 and 7)

Stockholders’ equity:
Preferred stock 9,500,000 shares authorized, none issued or outstanding	-	-
9-3/8% cumulative participating redeemable preferred stock $.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	3,600,000
Common stock, $.0001 par value; 45,000,000 shares authorized, 3,405,583 shares issued; 3,395,583 shares outstanding	341	341
Deferred compensation (Note 8)	(27,236)	(40,921)
Stock options outstanding (Note 8)	185,252	141,668
Additional paid-in capital	21,139,504	21,139,504
Losses and distributions in excess of earnings	(4,596,335)	(2,895,992)
Net unrealized depreciation on investments	(1,330,718)	(1,076,308)
Total	18,970,808	20,868,292
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	(70,000)

Total stockholders’ equity	18,900,808	20,798,292

Total liabilities and stockholders’ equity	$ 32,158,766	$ 61,981,468

Net asset value per common share	$ 4.51	$ 5.06

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the six months ended
	December 31, 2008 (unaudited)	December 31, 2007 (unaudited)	December 31, 2008 (unaudited)	December 31, 2007 (unaudited)
Investment income:
Interest on loans receivable:
Non-controlled/non-affiliated investments	$ 864,110	$ 1,471,262	$ 2,208,647	$ 2,954,477
Non-controlled affiliated investments	3,825	3,463	8,105	6,234
Controlled affiliated investments	13,454	64,293	43,549	122,882
	881,389	1,539,018	2,260,301	3,083,593
Fees and other income	89,355	58,701	169,904	155,543
Total investment income	970,744	1,597,719	2,430,205	3,239,136
Expenses:
Interest	266,095	653,827	753,374	1,283,888
Salaries and employee benefits	787,998	464,544	1,271,959	889,670
Occupancy costs	79,239	68,025	153,274	137,043
Professional fees	355,039	146,687	789,973	348,842
Other administrative expenses	239,114	236,560	517,199	428,089
Total expenses	1,727,485	1,569,643	3,485,779	3,087,532
Net investment income (loss)	(756,741)	28,076	(1,055,574)	151,604
Net realized and unrealized gains (losses) on investments: Net realized gains (losses) on investments:
Non-controlled/non-affiliated investments	(497,482)	2,457	(484,334)	(38,990)
Non-controlled affiliated investments	-	(150,859)	-	(150,859)
Controlled affiliated investments	-	(10,610)	8,315	134,581
	(497,482)	(159,012)	(476,019)	(55,268)
Net unrealized depreciation on investments	(53,174)	(94,465)	(254,410)	(317,817)
Net realized/unrealized losses on investments	(550,656)	(253,477)	(730,429)	(373,085)
Net decrease in net assets from operations	(1,307,397)	(225,401)	(1,786,003)	(221,481)

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

Distributions to preferred shareholders	(84,375)	(84,375)	(168,750)	(168,750)
Net decrease in net assets from operations available to common shareholders	$ (1,391,772)	$ (309,776)	$ (1,954,753)	$ (390,231)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	3,395,583	3,395,583	3,395,583	3,394,465
Net Decrease in Net Assets from Operations Per Common Share:
Basic and diluted	$ (0.41)	$ (0.09)	$ (0.58)	$ (0.11)